EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

icad, inc. (f/k/a Howtek, Inc.)
Boca Raton, FL

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 19, 2002, relating to the financial statements and schedule of icad, inc. (f/k/a Howtek, Inc.) appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

                                      /s/ BDO Seidman, LLP

Boston, Massachusetts
September 19, 2002